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                                                                      EXHIBIT 12

                          WENDY'S INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                     FISCAL YEAR ENDED                          NINE MONTHS ENDED
                                  -----------------------------------------------------        ------------------
                                  12/31/89   12/30/90    12/29/91     1/3/93     1/2/94        10/3/93    10/2/94
                                  --------   --------    --------     ------     ------        -------    -------

                                                               (Dollars in thousands)
Computation of Earnings:
  Income before income
    taxes ...................     $ 36,874   $ 60,736    $ 77,735    $101,090   $115,535       $ 96,367    $118,123

Add:
    Interest expense
      and amortization of
      debt expense and
      discount ..............     $ 22,315   $ 21,400    $ 23,268    $ 22,511   $ 21,554       $ 16,529    $ 14,190


    Interest portion of
      rent expense ..........     $ 10,318   $ 11,284    $ 11,766    $ 12,701   $ 13,059       $  9,814    $  9,915
                                  --------   --------    --------    --------   --------       --------    --------

Income as adjusted ..........     $ 69,507   $ 93,420    $112,769    $136,302   $150,148       $122,710    $142,228
                                  ========   ========    ========    ========   ========       ========    ========



Computation of Fixed Charges:
    Interest expense and
      amortization of debt
      expense and discount ..     $ 22,315   $ 21,400    $ 23,268    $ 22,511   $ 21,554       $ 16,529    $ 14,190

    Interest portion of rent
      expense ...............     $ 10,318   $ 11,284    $ 11,766    $ 12,701   $ 13,059       $  9,814    $  9,915

    Capitalized interest ....     $     14   $    102    $    304    $    447   $    643       $    321    $    398
                                  --------   --------    --------    --------   --------       --------   ---------

Fixed  Charges ..............     $ 32,647   $ 32,786    $ 35,338    $ 35,659   $ 35,256       $ 26,664    $ 24,503
                                  ========   ========    ========    ========   ========       ========    ========




Ratio of Earnings to Fixed
  Charges ...................       2.13       2.85        3.19        3.82       4.26           4.60        5.80
                                    ====       ====        ====        ====      =====           ====        ====
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